Exhibit 99.1

SandRidge Energy, Inc. Announces Financial and Operating Results for the Three and Six-Month Periods Ended June 30, 2026 and Declares Dividend of $0.13 per Share

Oklahoma City, Oklahoma, August 5, 2026 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE: SD) today announced financial and operational results for the three and six-month periods ended June 30, 2026.
Recent Highlights
•On August 4, 2026, the Board declared a dividend of $0.13 per share of the Company's common stock, payable on August 31, 2026 to stockholders of record on August 19, 2026. Stockholders can elect to receive the dividends in cash or additional shares of common stock by enrolling in the Company’s previously announced Dividend Reinvestment Plan
•As of June 30, 2026, the Company had $114.7 million of cash and cash equivalents, including restricted cash
•Production averaged 19.7 MBoe per day during the second quarter, an increase of 11% on a Boe basis versus the same period in 2025. Oil production increased 22% and total revenues increased 48% during the quarter versus the same period in 2025, driven primarily by new production from our operated development program and higher commodity prices
•In the first half of 2026, the Company successfully completed four wells as part of its ongoing one-rig Cherokee development program, with two more wells completed in July
•Second quarter net income of $26.7 million, or $0.72 per basic share. Adjusted net income(1) of $21.0 million or $0.57 per basic share
•Adjusted EBITDA(1) of $34.0 million for the three-month period ended June 30, 2026
•Adjusted G&A(1) of $2.7 million, or $1.52 per Boe for the three-month period ended June 30, 2026
•The Company anticipates closing its previously announced acquisition of certain producing assets and leasehold interests in the Cherokee Play in the third quarter 2026, expanding its efficient operations in the area with the addition of ~7,000 net leasehold acres, interests in 21 wells, and eight proven development locations
Grayson Pranin, SandRidge’s President, Chief Executive Officer & Director, commented on the quarter:

“The Company increased production over the quarter and the last year, driven by the execution of our one-rig program in the Cherokee Play. In addition, we were excited to announce a meaningful acquisition in the Cherokee and the team is prepared to integrate the new assets into the ongoing program, utilizing our proven expertise in safe and efficient operations in the Mid-Continent. I’m proud that our team continues to build upon the Company’s record of more than four and a half years without a recordable safety incident and will maintain a low G&A burden while integrating new assets into the portfolio."

Financial Results

Dollars in thousands (except per share data)	2Q26	1Q26	Change vs 1Q26	2Q25	Change vs 2Q25
Net income	$26,693	$18,670	$8,023	$19,558	$7,135
Net Income per share	$0.72	$0.51	$0.21	$0.53	$0.19
Net cash provided by operating activities	$42,436	$19,759	$22,677	$22,850	$19,586
Adjusted net income(1)	$20,973	$21,602	$(629)	$12,236	$8,737
Adjusted net income per share(1)	$0.57	$0.59	$(0.02)	$0.33	$0.24
Adjusted operating cash flow(1)	$34,571	$34,427	$144	$25,561	$9,010
Adjusted EBITDA(1)	$34,033	$33,721	$312	$22,822	$11,211
Free cash flow(1)	$23,241	$(1,105)	$24,346	$9,813	$13,428
Operational Results & Update
Production, Revenue, & Realized Prices

	2Q26	1Q26	Change vs 1Q26	2Q25	Change vs 2Q25
Production
MBoe	1,797	1,671	126	1,619	178
MBoed	19.7	18.6	1.1	17.8	1.9
Oil as percentage of production	18%	21%	(3)%	17%	1%
Natural gas as percentage of production	50%	50%	—%	49%	1%
NGLs as percentage of production	32%	29%	3%	34%	(2)%

Revenues
Oil, natural gas and NGL revenues	$51,117	$49,777	$1,340	$34,531	$16,586
Oil as percentage of revenues	61%	50%	11%	49%	12%
Natural gas as percentage of revenues	14%	32%	(18)%	25%	(11)%
NGLs as percentage of revenues	25%	18%	7%	26%	(1)%

Realized Prices
Realized oil price per barrel	$95.35	$71.11	$24.24	$62.80	$32.55
Realized natural gas price per Mcf	$1.36	$3.13	$(1.77)	$1.82	$(0.46)
Realized NGL price per barrel	$21.68	$18.64	$3.04	$16.10	$5.58
Realized price per Boe	$28.45	$29.78	$(1.33)	$21.33	$7.12
Production volumes continue to benefit from the Company's ongoing drilling program and efficient production operations. Second quarter Boe production increased by approximately 11% versus the same period in 2025 and increased by approximately 8% versus the prior quarter. Oil production increased by approximately 22% relative to the same period last year. Revenues increased by 3% in the second quarter versus the first quarter of 2026 and 48% compared to the second quarter of 2025. Realized price per Boe improved in the second quarter versus the same period last year and was slightly below the first quarter 2026 due to lower relative natural gas pricing quarter-over-quarter.

Drilling & Completion Operations
As of June 30, 2026, the Company completed four new operated wells as part of the its ongoing one-rig Cherokee development program, with two more wells completed in July. The Company recently achieved the lowest drilled well cost to date for the program.
Operating Costs
During the second quarter of 2026, lease operating expense ("LOE") was $10.3 million or $5.73 per Boe versus $10.8 million or $6.45 per Boe during the prior quarter. Lease operating expenses for the three months ended June 30, 2026 increased in total and per Boe versus the same period in 2025, primarily due to a $2.1 million one-time non-cash adjustment during the three months ended June 30, 2025 of an operating accrual dating back to the Company's emergence from bankruptcy in 2016.
Liquidity & Capital Structure
As of June 30, 2026, the Company had $114.7 million of cash and cash equivalents, including restricted cash of $1.3 million, deposited with multiple, well-capitalized financial institutions. The Company had no outstanding term or revolving debt obligations as of June 30, 2026.
Dividend Program

Dollars in thousands	Total	2Q26	1Q26	2025	2024	2023
Special dividends(2)	$136,651	$6,445	$—	$—	$55,868	$74,338
Quarterly dividends(2)	47,786	4,190	3,868	15,862	16,426	7,440
Total dividends(2)	$184,437	$10,635	$3,868	$15,862	$72,294	$81,778

	Total	2Q26	1Q26	2025	2024	2023
Special dividends per share	$3.70	$0.20	$—	$—	$1.50	$2.00
Quarterly dividends per share	1.35	0.13	0.12	0.46	0.44	0.20
Total dividends per share	$5.05	$0.33	$0.12	$0.46	$1.94	$2.20
Dividend Declaration & Dividend Reinvestment Program ("DRIP")
On August 4, 2026, the Board declared a dividend of $0.13 per share of the Company's common stock, which stockholders can elect to receive in cash or additional shares of common stock by enrolling in the previously announced Dividend Reinvestment Plan, payable on August 31, 2026 to stockholders of record on August 19, 2026.
Stockholders interested in participating in the DRIP or seeking additional information may contact their broker or Equiniti Trust Company, LLC, the Plan Administrator, at (800) 278-4353 or https://equiniti.com/us/ast-access/individuals.
Share Repurchases
No shares were repurchased during the second quarter of 2026, but the Company maintains its ability to opportunistically repurchase shares under its 10b5-1 program. Since inception of the program, the Company has repurchased 0.6 million shares at an average price of $10.75 per share. Of the $75.0 million repurchase authorization, $68.3 million remained as of June 30, 2026.

Outlook
We remain committed to growing the value of our asset base in a safe, responsible and efficient manner, while prudently allocating capital to high-return, growth projects. Currently, these projects include: (1) one-rig development in the Cherokee Shale Play (2) evaluation of accretive merger and acquisition opportunities, with consideration of our strong balance sheet and commitment to our capital return program (3) production optimization program through artificial lift conversions to more efficient and cost-effective systems and (4) a leasing program that will bolster future development and extend development in our Cherokee assets. We are developing our term acreage in the Cherokee Play, and our total leasehold position, inclusive of the Cherokee, NW Stack and legacy assets, is approximately 95% held by production, which cost-effectively maintains our development option over a reasonable tenor. We will continue to monitor forward-looking commodity prices, project results, costs and other factors that could influence returns and cash flows, and will adjust our program accordingly, to include curtailment of capital activity and wells, if needed, or conversely, well reactivations in higher natural gas price environments. These and other factors, including reasonable reinvestment rates, maintaining our cash flows and prioritizing our regular-way dividend, will continue to shape our development decisions for 2026 and beyond.
Environmental, Social, & Governance ("ESG")
SandRidge maintains its Environmental, Social, and Governance ("ESG") commitment to harvesting the Company's resources in a safe and environmentally conscious manner, to include no routine flaring of produced natural gas, transporting approximately 90% of our produced water via pipeline instead of truck, and powering nearly all of our well sites with electricity, mitigating the need for less efficient power sources. Via a 24-hour manned operations center and dedicated personnel trained in the use of infrared leak detection and other specialized equipment, the Company continually monitors our asset base for potential emissions and continually works to optimize efficiency through initiatives such as proactive artificial lift upgrades that reduce SandRidge's electric power consumption. Additionally, SandRidge maintains an emphasis on the safety and training of our workforce with a demonstrable safety track record, including more than four and a half years without a recordable safety incident, as integral to our culture. The Company has personnel dedicated to the close monitoring of our safety standards and daily operations.
Conference Call Information
The Company will host a conference call to discuss these results on Thursday, August 6, 2026 at 1:00 pm CT. The conference call can be accessed by registering online in advance at https://events.q4inc.com/analyst/983833838?pwd=IQZTUt8G at which time registrants will receive dial-in information as well as a Meeting ID and Unique Passcode. At the time of the call, participants will dial in using the Meeting ID and Unique Passcode provided upon registration. The Company's latest presentation is available on its website at investors.sandridgeenergy.com.
A live audio webcast of the conference call will also be available via SandRidge's website, investors.sandridgeenergy.com, under Presentation & Events. The webcast will be archived for replay on the Company's website for at least 30 days.

Contact Information
Investor Relations
SandRidge Energy, Inc.
1 E. Sheridan Ave. Suite 500
Oklahoma City, OK 73104
investors@sandridgeenergy.com
About SandRidge Energy, Inc.
SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the production, development, and acquisition of oil and gas properties. Its primary area of operation is the Mid-Continent region in Oklahoma, Texas, and Kansas. Further information can be found at sandridgeenergy.com.

-Tables to Follow-

(1)	See "Non-GAAP Financial Measures" section at the end of this press release for non-GAAP financial measures definitions.
(2)	Includes dividends payable on unvested restricted stock awards and excludes dividends paid in shares under Dividend Reinvestment Program.

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below (unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Production - Total
Oil (MBbl)	328	270	681	540
Natural Gas (MMcf)	5,349	4,801	10,337	9,520
NGL (MBbl)	577	548	1,064	1,099
Oil equivalent (MBoe)	1,797	1,619	3,468	3,226
Daily production (MBoed)	19.7	17.8	19.2	17.8

Average price per unit
Realized oil price per barrel - as reported	$95.35	$62.80	$82.80	$66.34
Realized impact of derivatives per barrel	(8.97)	1.33	(5.42)	0.68
Net realized price per barrel	$86.38	$64.13	$77.38	$67.02

Realized natural gas price per Mcf - as reported	$1.36	$1.82	$2.22	$2.25
Realized impact of derivatives per Mcf	0.39	0.23	0.28	0.11
Net realized price per Mcf	$1.75	$2.05	$2.50	$2.36

Realized NGL price per barrel - as reported	$21.68	$16.10	$20.29	$18.09
Realized impact of derivatives per barrel	0.04	0.08	0.02	(0.12)
Net realized price per barrel	$21.72	$16.18	$20.31	$17.97

Realized price per Boe - as reported	$28.45	$21.33	$29.09	$23.91
Net realized price per Boe - including impact of derivatives	$27.97	$22.25	$28.88	$24.32

Average cost per Boe
Lease operating	$5.73	$4.05	$6.08	$5.42
Production, ad valorem, and other taxes	$1.79	$1.33	$1.80	$1.63
Depletion (1)	$5.84	$5.12	$5.86	$5.18

Earnings per share
Earnings per share applicable to common stockholders
Basic	$0.72	$0.53	$1.23	$0.88
Diluted	$0.72	$0.53	$1.22	$0.88

Adjusted net income per share available to common stockholders
Basic	$0.57	$0.33	$1.16	$0.73
Diluted	$0.57	$0.33	$1.15	$0.73

Weighted average number of shares outstanding (in thousands)
Basic	36,906	36,661	36,838	36,850
Diluted	37,082	36,677	37,048	36,884

(1) Includes accretion of asset retirement obligation.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the six months ended June 30, 2026 (unaudited):

Six Months Ended
June 30, 2026
(In thousands)

Drilling, completion, and capital workovers	$33,672
Leasehold and geophysical	2,585
Capital expenditures (on an accrual basis)	$36,257
(excluding acquisitions and plugging and abandonment)

Derivatives
The below details the Company's hedging positions as of August 4, 2026:

	Period	Index	Daily Volume	Weighted Average Price
Oil (Bbl)
Fixed Price Swaps
	July 2026 - December 2026	NYMEX WTI	700	$75.18
	January 2027 - December 2027	NYMEX WTI	200	$65.00
Producer Costless Collars
	July 2026 - December 2026	NYMEX WTI	1,255	$62.57 Put / $84.41 Call

Natural Gas (MMBtu)
Fixed Price Swaps
	July 2026 - December 2026	NYMEX Henry Hub	15,925	$4.17
Producer Costless Collars
	July 2026 - December 2026	NYMEX Henry Hub	4,500	$3.35 Put / $5.35 Call
NGL (Bbl)
Fixed Price Swaps
	July 2026 - December 2026	Mont Belvieu OPIS	490	$54.34

Capitalization
The Company’s capital structure as of June 30, 2026 and December 31, 2025 is presented below:

	June 30, 2026	December 31, 2025

	(In thousands)
Cash, cash equivalents and restricted cash	$114,692	$112,345

Long-term debt	$—	$—
Total debt	—	—

Stockholders’ equity
Common stock	37	37
Additional paid-in capital	967,039	980,592
Accumulated deficit	(424,395)	(469,758)
Total SandRidge Energy, Inc. stockholders’ equity	542,681	510,871

Total capitalization	$542,681	$510,871

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Oil, natural gas and NGL	$51,117	$34,531	$100,894	$77,135
Total revenues	51,117	34,531	100,894	77,135
Expenses
Lease operating expenses	10,302	6,556	21,089	17,473
Production, ad valorem, and other taxes	3,210	2,158	6,231	5,257
Depreciation and depletion — oil and natural gas	10,494	8,290	20,314	16,706
Depreciation and amortization — other	1,624	1,612	3,247	3,215
General and administrative	3,769	3,028	6,757	6,881
Restructuring expenses	(14)	412	132	452
(Gain) loss on derivative contracts	(4,222)	(6,059)	(696)	(3,572)
Other operating (income) expense, net	(3)	—	7	—
Total expenses	25,160	15,997	57,081	46,412
Income from operations	25,957	18,534	43,813	30,723
Other income (expense)
Interest income (expense), net	735	1,027	1,549	1,887
Other income (expense), net	1	(3)	1	(3)
Total other income (expense)	736	1,024	1,550	1,884
Income (loss) before income taxes	26,693	19,558	45,363	32,607
Income tax (benefit) expense	—	—	—	—
Net income (loss)	$26,693	$19,558	$45,363	$32,607
Net income (loss) per share
Basic	$0.72	$0.53	$1.23	$0.88
Diluted	$0.72	$0.53	$1.22	$0.88
Weighted average number of common shares outstanding
Basic	36,906	36,661	36,838	36,850
Diluted	37,082	36,677	37,048	36,884

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$113,345	$110,998
Restricted cash	1,347	1,347
Accounts receivable, net	26,659	26,186
Derivative contracts	4,217	2,773
Prepaid expenses	2,213	748
Other current assets	3,939	5,806
Total current assets	151,720	147,858
Oil and natural gas properties, using full cost method of accounting
Proved	1,799,920	1,759,943
Unproved	28,101	27,520
Less: accumulated depreciation, depletion and impairment	(1,464,076)	(1,446,824)
Net oil and natural gas properties	363,945	340,639
Other property, plant and equipment, net	72,621	75,649
Other assets	1,462	1,539
Deferred tax assets, net of valuation allowance	78,336	78,336
Total assets	$668,084	$644,021

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$49,030	$59,037
Asset retirement obligations	8,044	8,098
Other current liabilities	750	905
Total current liabilities	57,824	68,040
Derivative contracts	31	—
Asset retirement obligations	66,855	64,293
Other long-term obligations	693	817
Total liabilities	125,403	133,150
Stockholders’ Equity
Common stock, $0.001 par value; 250,000 shares authorized; 37,075 issued and outstanding at June 30, 2026 and 36,825 issued and outstanding at December 31, 2025	37	37
Additional paid-in capital	967,039	980,592
Accumulated deficit	(424,395)	(469,758)
Total stockholders’ equity	542,681	510,871
Total liabilities and stockholders’ equity	$668,084	$644,021

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$45,363	$32,607
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion, and amortization	23,561	19,921
(Gain) loss on derivative contracts	(696)	(3,572)
Settlement gains (losses) on derivative contracts	(717)	1,319
Stock-based compensation	1,473	1,370
Other	14	262
Changes in operating assets and liabilities	(6,803)	(8,726)
Net cash provided by operating activities	62,195	43,181
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(40,059)	(22,011)
Acquisition of oil and natural gas assets	(5,132)	(4,427)
Purchase of other property and equipment	—	(562)
Sales tax refund on completion costs	—	2,800
Proceeds from sale of assets	847	455
Net cash used in investing activities	(44,344)	(23,745)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid to stockholders	(14,504)	(8,191)
Reduction of financing lease liability	(424)	(406)
Repurchases of common stock, including excise tax	(41)	(5,927)
Tax withholdings paid in exchange for shares withheld on employee vested stock awards	(535)	(224)
Net cash used in financing activities	(15,504)	(14,748)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	2,347	4,688
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	112,345	99,511
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$114,692	$104,199
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(380)	$(66)
Supplemental Disclosure of Noncash Investing and Financing Activities
Capital expenditures for property, plant and equipment in accounts payable and accrued expenses	$7,752	$6,852
Right-of-use assets obtained in exchange for financing lease obligations	$187	$229
Inventory material transfers to oil and natural gas properties	$—	$3
Asset retirement obligation capitalized	$17	$38
Asset retirement obligation removed due to divestiture	$—	$(288)
Decrease (increase) in excise tax payable on repurchases of common stock	$53	$(47)
Decrease (increase) in dividends payable	$1	$48

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Operating Cash Flow
The Company defines adjusted operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Adjusted operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, adjusted operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(In thousands)
Net cash provided by operating activities	$42,436	$22,850	$62,195	$43,181
Changes in operating assets and liabilities	(7,865)	2,711	6,803	8,726
Adjusted operating cash flow	$34,571	$25,561	$68,998	$51,907
Reconciliation of Free Cash Flow
The Company defines free cash flow as net cash provided by operating activities, plus net cash (used in) provided by investing activities less the cash flow impact of acquisitions and divestitures. Free cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. This measure should not be considered in isolation or as a substitute for net cash provided by operating or investing activities prepared in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(In thousands)
Net cash provided by operating activities	$42,436	$22,850	$62,195	$43,181
Net cash used in investing activities	(20,829)	(14,490)	(44,344)	(23,745)
Acquisition of assets	2,481	1,859	5,132	4,427
Proceeds from sale of assets	(847)	(406)	(847)	(455)
Free cash flow	$23,241	$9,813	$22,136	$23,408

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net income before income tax (benefit) expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that management believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development activities or incur new debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(In thousands)
Net Income	$26,693	$19,558	$45,363	$32,607
Adjusted for
Depreciation and depletion - oil and natural gas	10,494	8,290	20,314	16,706
Depreciation and amortization - other	1,624	1,612	3,247	3,215
Interest expense	152	38	208	61
EBITDA	38,963	29,498	69,132	52,589

Stock-based compensation	771	720	1,473	1,370
(Gain) loss on derivative contracts	(4,222)	(6,059)	(696)	(3,572)
Settlement gains (losses) on derivative contracts	(847)	1,478	(717)	1,319
Restructuring expenses	(14)	412	132	452
Interest income	(887)	(1,065)	(1,757)	(1,948)
Other	269	(2,162)	187	(1,897)
Adjusted EBITDA	$34,033	$22,822	$67,754	$48,313

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

	(In thousands)
Net cash provided by operating activities	$42,436	$22,850	$62,195	$43,181
Changes in operating assets and liabilities	(7,865)	2,711	6,803	8,726
Interest expense	152	38	208	61
Interest income	(887)	(1,065)	(1,757)	(1,948)
Other	197	(1,712)	305	(1,707)
Adjusted EBITDA	$34,033	$22,822	$67,754	$48,313

Reconciliation of Net Income Available to Common Stockholders to Adjusted Net Income Available to Common Stockholders
The Company defines adjusted net income as net income excluding items that management believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net income as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income is not a measure of financial performance under GAAP and should not be considered a substitute for net income available to common stockholders.

	Three Months Ended June 30, 2026		Three Months Ended June 30, 2025
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$26,693	$0.72	$19,558	$0.53
(Gain) loss on derivative contracts	(4,222)	(0.11)	(6,059)	(0.17)
Settlement gains (losses) on derivative contracts	(847)	(0.02)	1,478	0.04
Restructuring expenses	(14)	—	412	0.01
Interest income	(887)	(0.03)	(1,065)	(0.03)
Other	250	0.01	(2,088)	(0.05)
Adjusted net income available to common stockholders	$20,973	$0.57	$12,236	$0.33

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	36,906	37,082	36,661	36,677
Total adjusted net income per share	$0.57	$0.57	$0.33	$0.33

	Six Months Ended June 30, 2026		Six Months Ended June 30, 2025
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$45,363	$1.23	$32,607	$0.88
(Gain) loss on derivative contracts	(696)	(0.02)	(3,572)	(0.09)
Realized settlement gains (losses) on derivative contracts	(717)	(0.02)	1,319	0.04
Restructuring expenses	132	—	452	0.01
Interest income	(1,757)	(0.05)	(1,948)	(0.05)
Other	250	0.01	(2,088)	(0.06)
Adjusted net income available to common stockholders	$42,575	$1.15	$26,770	$0.73

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	36,838	37,048	36,850	36,884
Total adjusted net income per share	$1.16	$1.15	$0.73	$0.73

Reconciliation of General and Administrative to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables:

	Three Months Ended June 30, 2026		Three Months Ended June 30, 2025
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$3,769	$2.10	$3,028	$1.87
Stock-based compensation	(771)	(0.43)	(720)	(0.44)
Other	(269)	(0.15)	74	0.05
Adjusted G&A	$2,729	$1.52	$2,382	$1.48

	Six Months Ended June 30, 2026		Six Months Ended June 30, 2025
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$6,757	$1.95	$6,881	$2.13
Stock-based compensation	(1,473)	(0.42)	(1,370)	(0.42)
Other	(187)	(0.05)	(191)	(0.06)
Adjusted G&A	$5,097	$1.48	$5,320	$1.65

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, anticipated financial impacts of acquisitions, future operations, development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure and the Company’s unaudited proved developed PV-10 reserve value of its Mid-Continent assets. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the Company’s ability to execute, integrate and realize the benefits of acquisitions, and the performance of the acquired interests, the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, including annual guidance, except as required by law.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the production, development, and acquisition of oil and gas properties. Its primary area of operation is the Mid-Continent region in Oklahoma, Texas, and Kansas. Further information can be found at sandridgeenergy.com.